Exhibit 10.5

EXECUTION VERSION

PLEDGE AND GUARANTY

This PLEDGE AND GUARANTY, (this “Agreement”) dated as of December 10, 2020, is between EXELA RECEIVABLES 3 HOLDCO, LLC, a Delaware limited liability company (in its capacity as pledgor and guarantor hereunder, “Performance Guarantor”; in its capacity as seller under each Second Tier Purchase and Sale Agreement, the “Seller”), and Alter Domus (US) LLC, as administrative agent (in such capacity, the “Administrative Agent”) for and on behalf of the Credit Parties and other Secured Parties, from time to time (each of the foregoing, including the Administrative Agent, a “Beneficiary” and, collectively, the “Beneficiaries”) under the Loan and Security Agreement, dated as of December 10, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), among Exela Receivables 3, LLC, a Delaware limited liability company (“Borrower”), Exela Technologies, Inc., as initial servicer, the Administrative Agent and the other parties thereto. Capitalized terms used and not otherwise defined in this Agreement are used as defined in, or by reference in, the Loan and Security Agreement. The interpretive provisions set out in Section 1.02 and Section 1.04 of the Loan and Security Agreement shall be incorporated herein and applied in the interpretation of this Agreement.

Section 1.                Undertaking. For value received by it and its Affiliates, Performance Guarantor hereby absolutely, unconditionally and irrevocably guarantees, assures and undertakes (as primary obligor and not merely as surety) for the benefit of each of the Beneficiaries the due and punctual performance and observance by Borrower (and any of its successors or assigns in such capacity) of all Borrower Obligations and any other covenants, agreements, undertakings, indemnities and other obligations or liabilities (including, in each case, those related to any breach by Borrower of its representations, warranties and covenants), whether monetary or non-monetary and regardless of the capacity in which incurred (including all of Borrower’s payment, indemnity or similar obligations), under any of the Transaction Documents (collectively, the “Guaranteed Obligations”), irrespective of: (A) the validity, binding effect, legality, subordination, disaffirmance, enforceability or amendment, restatement, modification or supplement of, or waiver of compliance with, this Agreement, the Transaction Documents or any documents related hereto or thereto, (B) any change in the existence, formation or ownership of, or the bankruptcy, insolvency or reorganization of, or similar proceeding with respect to, Borrower or any other Person, (C) any extension, renewal, settlement, compromise, exchange, waiver, release or other modification in respect of any Guaranteed Obligation (or any collateral security therefor, including the property pledged by Borrower under the Loan and Security Agreement) pursuant to this Agreement, the other Transaction Documents or any other related documents, including, without limitation, any such modification which may increase the principal amount of, or the interest rates applicable to, any of the Borrower Obligations, or shorten the maturity or accelerate the date of payment of any of the Borrower Obligations, (D) the existence of any claim, set-off, counterclaim or other right that Performance Guarantor or any other Person may have against Borrower or any other Person, (E) any impossibility or impracticability of performance, illegality, force majeure, act of war or terrorism, any act of any Governmental Authority or any other circumstance or occurrence that might otherwise constitute a legal or equitable discharge or defense available to, or provides a discharge of, Borrower or Performance Guarantor, (F) any Applicable Law affecting any term of any of the Guaranteed Obligations or any Transaction Document, or rights of the Administrative Agent or any other Beneficiary with respect thereto or otherwise, (G) the failure by the Administrative Agent or any Beneficiary to take any steps to perfect and maintain perfected its interest in, or the impairment or release of, any Collateral, (H) any failure to obtain any authorization or approval from or other action by, or to provide any notification to or make any filing, any Governmental Authority required in connection with the performance of the Guaranteed Obligations or otherwise or (I) any other act or omission to act or delay of any kind by Borrower or Performance Guarantor or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 1, constitute a legal or equitable discharge of Performance Guarantor’s obligations hereunder except as provided in the following paragraph.

Without limiting the generality of the foregoing, Performance Guarantor agrees that if Borrower shall fail in any manner whatsoever to perform or observe any of the Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document to which it is a party, then Performance Guarantor will itself duly and punctually perform or observe or cause to be performed or observed such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of Performance Guarantor hereunder to perform or to observe any Guaranteed Obligation that the Administrative Agent or any other Person shall have first made any request of or demand upon or given any notice to Performance Guarantor, Borrower or any other Person or have initiated any action or proceeding against any such Person in respect thereof. Performance Guarantor also hereby expressly waives any defenses based on any of the provisions set forth above and all defenses it may have as a guarantor or a surety generally or otherwise based upon suretyship, impairment of collateral or otherwise in connection with the Guaranteed Obligations whether in equity or at law. Performance Guarantor agrees that its obligations hereunder shall be irrevocable and unconditional. Performance Guarantor hereby also expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the Beneficiaries (or any of them) exhaust any right to take any action against Borrower or any other Person (including the filing of any claims in the event of a receivership or bankruptcy of any of the foregoing), or with respect to any collateral or collateral security at any time securing any of the Guaranteed Obligations, and hereby consents to any and all extensions of time of the due performance of any or all of the Guaranteed Obligations. Performance Guarantor agrees that it shall not exercise or assert any right which it may acquire by way of subrogation under this Agreement unless and until all Guaranteed Obligations shall have been indefeasibly paid and performed in full. For the sake of clarity, and without limiting the foregoing, it is expressly acknowledged and agreed that the Guaranteed Obligations do not include the payment or guaranty of any amounts to the extent such amounts constitute recourse with respect to a Pool Receivable by reason of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor.

Section 2.                Confirmation. Performance Guarantor hereby confirms that the transactions contemplated by the Transaction Documents have been arranged among Borrower, certain Affiliates of the Borrower and the Beneficiaries, with Performance Guarantor’s full knowledge and consent and any amendment, restatement, modification or supplement of, or waiver of compliance with, the Transaction Documents in accordance with the terms thereof by any of the foregoing shall be deemed to be with Performance Guarantor’s full knowledge and consent. Performance Guarantor hereby confirms (i) that on the date hereof, it directly owns 100% of the Capital Stock of Borrower and (ii) that it is in the best interest of Performance Guarantor to execute this Agreement, inasmuch as Performance Guarantor (individually) and Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from the transactions contemplated by the Loan and Security Agreement and the other Transaction Documents. Performance Guarantor agrees to promptly notify the Administrative Agent in the event that it ceases to directly own 100% of the Capital Stock of Borrower.

Section 3.                Pledge. As security for the prompt payment and performance of all of its Guaranteed Obligations and any covenants contained in this Agreement, Performance Guarantor hereby assigns, pledges and grants to the Administrative Agent, for and on behalf of the Credit Parties and other Secured Parties, a security interest in all of Performance Guarantor’s right, title and interest, in, to, and under, whether now owned or hereafter acquired, all of the following, whether now or hereafter existing and wherever located (all being collectively referred to herein as the “Guaranty Collateral”):

(a)            the issued and outstanding Capital Stock and all other equity interests of Borrower (the “Pledged Interest”);

(b)            all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of the Pledged Interest or (y) by its or their terms exchangeable or exercisable for or convertible into the Pledged Interest;

(c)            all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Administrative Agent in substitution for or as an addition to any of the Pledged Interest or other property described in clauses (a) and (b) above;

(d)            all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

(e)            all proceeds and products of any and all of the foregoing Guaranty Collateral; in each case howsoever Performance Guarantor’s interest therein may arise or appear.

To the extent the Pledged Interest or any other Guaranty Collateral becomes evidenced by any instrument or certificate, the Performance Guarantor shall or shall cause such instrument or certificate to be promptly delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery and accompanied by a duly executed undated instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent.

Section 4.                Representations and Warranties. Each of the representations and warranties made by Performance Guarantor in its capacity as Seller under each Second Tier Purchase and Sale Agreement pursuant to Article IV thereof is incorporated by reference herein and made a part hereof, and Performance Guarantor hereby represents and warrants to the Administrative Agent and each other Credit Party on the date hereof that each such representation is true and correct, including, to the extent applicable, with respect to it in its capacity as Performance Guarantor and its pledge of the Guaranty Collateral hereunder.

Section 5.                Covenants. Each of Performance Guarantor’s covenants (made in its capacity as Seller under each Second Tier Purchase and Sale Agreement) set forth in Article V of each Second Tier Purchase and Sale Agreement is incorporated by reference herein and made a part hereof, and the Performance Guarantor hereby agrees to perform such covenants in accordance with the terms thereof and the Loan and Security Agreement in its capacity as Seller, and, to the extent applicable, in its capacity as Performance Guarantor hereunder.

Section 6.                Additional Representations, Warranties and Covenants. Performance Guarantor further represents, warrants and covenants that:

(a)               The Pledged Interest has been duly authorized, validly issued and, to the extent applicable, is fully paid and non-assessable.

(b)               Performance Guarantor has not assigned, pledged, conveyed or encumbered any Guaranty Collateral to any other Person, and immediately prior to the pledge of any such Guaranty Collateral, Performance Guarantor was the sole owner of the Guaranty Collateral.

(c)               In connection with any loan and security agreement or similar credit facility or agreement for borrowed funds entered into by Performance Guarantor, Borrower or any of their Affiliates, no party has the right pursuant to the terms of such loan and security agreement or similar credit facility or agreement, to cause Performance Guarantor to terminate, rescind, cancel, pledge, hypothecate, liquidate or transfer any of the Guaranty Collateral.

(d)               The provisions of this Agreement are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid security interest in all right, title and interest of Performance Guarantor in, to and under the Guaranty Collateral.

(e)               On or before the date hereof, Performance Guarantor shall cause the filing of appropriate financing statements on Form UCC-1 in all appropriate jurisdictions naming the Administrative Agent as “Secured Party” and Performance Guarantor as “Debtor” and describing the Guaranty Collateral. Upon the filing of such financing statement(s), the Administrative Agent, for the benefit of the Lenders, shall have a duly perfected first priority security interest under the UCC in all right, title, and interest of Performance Guarantor in, to and under the Guaranty Collateral created under this Agreement. Performance Guarantor hereby authorizes the Administrative Agent to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. Except as described in the foregoing sentences, no filings or other actions are necessary to perfect the security interest of the Administrative Agent in the Guaranty Collateral created under this Agreement. Performance Guarantor agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further actions, that Administrative Agent or its designee may reasonably request or that are necessary in order to perfect, protect or more fully evidence the pledge of the Guaranty Collateral hereunder.

(f)                From the date hereof until the Final Payout Date, Performance Guarantor shall not, without the prior written consent of the Administrative Agent and the Required Lenders, (i) take any action that could cause any portion of the Guaranty Collateral not to be owned by it free and clear of any Adverse Claim or take any action that could reasonably be expected to cause Administrative Agent not to have a valid first priority perfected security interest in the Guaranty Collateral or suffer the existence of any financing statement or other instrument similar in effect covering any portion of the Guaranty Collateral on file in any recording office except such as may be filed in favor of Administrative Agent in accordance with this Agreement or any Transaction Document or purport to do any of the foregoing or (ii) make any change (including without limitation any change its jurisdiction of organization or its name, identity or corporate structure) such that any financing statement or other lien filing filed or other action taken to perfect Administrative Agent’s interests under this Agreement would become seriously misleading or would otherwise be rendered ineffective.

Section 7.                Authorization of Financing Statements. Performance Guarantor hereby authorizes the Administrative Agent to file any financing or continuation statements required to perfect, protect, or more fully evidence the Administrative Agent’s security interest in the Guaranty Collateral granted hereunder, including any “all assets” filings in favor of the Administrative Agent, listing Performance Guarantor as debtor. The Administrative Agent will notify Performance Guarantor of any such filing (but the failure to deliver such notice shall not prejudice any rights of the Administrative Agent under this Section 7).

Section 8.                Miscellaneous.

(a)               The parties hereto agrees that any payments hereunder will be applied in accordance with Section 4.01 of the Loan and Security Agreement; provided that, to the extent proceeds realized from the sale or other disposition of the Guaranty Collateral exceed the amount of the Guaranteed Obligations (including any expenses related to such realization contemplated as Guaranteed Obligations under this Agreement), the Administrative Agent shall remit any such excess to or at the direction of Performance Guarantor.

(b)               Any payments hereunder shall be made in full in U.S. Dollars to the Administrative Agent in the United States without any set-off, deduction or counterclaim; and Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of U.S. Dollars required hereunder.

(c)               No amendment or waiver of any provision of this Agreement nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent and Performance Guarantor. No failure on the part of the Administrative Agent or any other Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

(d)               This Agreement shall bind and inure to the benefit of the parties hereto, the other Beneficiaries and their respective successors and permitted assigns. Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties hereunder without the prior written consent of the Administrative Agent and each Required Lender. Each of the parties hereto hereby agrees that each of the Beneficiaries not a signatory hereto shall be a third-party beneficiary of this Agreement.

(e)               THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

(f)                EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g)             EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

(I)              ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PERFORMANCE GUARANTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OF THE GUARANTEED OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, PERFORMANCE GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED HEREIN IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (IV) AGREES THAT CREDIT PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST IT IN THE COURTS OF ANY OTHER JURISDICTION.

(II)             PERFORMANCE GUARANTOR CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN THE LOAN AND SECURITY AGREEMENT. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.                Termination of Guaranty. (a) This Agreement and Performance Guarantor’s obligations hereunder shall remain operative and continue in full force and effect until the Final Payout Date; provided, that this Agreement and Performance Guarantor’s obligations hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of Borrower or otherwise, as applicable, as though such payment had not been made or other satisfaction occurred, whether or not the Administrative Agent or any of the Beneficiaries (or their respective assigns) are in possession of this Agreement. No invalidity, irregularity or unenforceability by reason of the bankruptcy, insolvency, reorganization or other similar Applicable Laws, or any other Applicable Law or order of any Governmental Authority thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations, shall impair, affect, or be a defense to or claim against the obligations of Performance Guarantor under this Agreement.

(b)               This Agreement shall survive the insolvency of Borrower, any Beneficiary or any other Person and the commencement of any case or proceeding by or against Borrower or any other Person under any bankruptcy, insolvency, reorganization or other similar Applicable Law.

Section 10.              Stay of Borrower Obligations.

(a)               No automatic stay under any bankruptcy, insolvency, reorganization or other similar Applicable Law with respect to Borrower or any other Person shall postpone the obligations of Performance Guarantor under this Agreement. If at any time any payment of the principal of or interest on any Borrower Obligation or any other amount payable by Borrower under the Loan and Security Agreement or any other Transaction Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Performance Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

(b)               If acceleration of the time for payment of any amount payable by Borrower under the Loan and Security Agreement or any other Transaction Document is stayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Loan and Security Agreement or any other Transaction Document may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in the Loan and Security Agreement or any other Transaction Document, for purposes of this Agreement, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting Borrower or otherwise) preventing such declaration as against Borrower and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by Performance Guarantor for purposes of this Agreement.

Section 11.             Set-off. Each Beneficiary (and its assigns) is hereby authorized by Performance Guarantor at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) and other sums at any time held by, and other indebtedness at any time owing to, any such Beneficiary to or for the credit to the account of Performance Guarantor, against any and all Guaranteed Obligations of Performance Guarantor, now or hereafter existing under this Agreement.

Section 12.              Remedies.

(a)               Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, for the benefit of the Lenders, in addition to all other rights and remedies under this Agreement or otherwise, shall have all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative. Performance Guarantor agrees, upon the occurrence and during the continuance of an Event of Default and notice from the Administrative Agent, to assemble, at its expense, all of the Guaranty Collateral that is in its possession (whether by return, repossession, or otherwise) at a place designated by the Administrative Agent. Without limiting Article XIII of the Loan and Security Agreement, all out-of-pocket costs incurred by the Administrative Agent in the collection of all Guaranteed Obligations, and the enforcement of its rights hereunder, including attorneys’ fees and legal expenses, shall constitute Guaranteed Obligations. Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, to the fullest extent permitted by Applicable Law, without notice, advertisement, hearing or process of law of any kind, (i) enter upon any premises where any of the Guaranty Collateral which is in the possession of Performance Guarantor (whether by return, repossession, or otherwise) may be located and take possession of and remove such Guaranty Collateral, (ii) sell any or all of such Guaranty Collateral, free of all rights and claims of Performance Guarantor therein and thereto, at any public or private sale and (iii) bid for and purchase any or all of such Guaranty Collateral at any such sale. Any such sale shall be conducted in a commercially reasonable manner and in accordance with Applicable Law. Performance Guarantor hereby expressly waives, to the fullest extent permitted by Applicable Law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Administrative Agent of any of its rights and remedies upon the occurrence and during the continuance of an Event of Default. The Administrative Agent shall have the right (but not the obligation) to bid for (including by credit bid) and purchase any or all Guaranty Collateral at any public or private sale. Performance Guarantor hereby agrees that in any sale of any of the Guaranty Collateral, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Guaranty Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and Performance Guarantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner. The Administrative Agent shall not be liable for any sale, private or public, conducted in accordance with this Section 12.

(b)               Performance Guarantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of Performance Guarantor and in the name of Performance Guarantor or in its own name, from time to time in the Administrative Agent’s discretion, if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Administrative Agent shall have the right and Performance Guarantor hereby gives the Administrative Agent the power and right, on behalf of Performance Guarantor, without assent by, but with notice to, Performance Guarantor, if an Event of Default shall have occurred and be continuing, in the name of Performance Guarantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Guaranty Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable.

Section 13.              Entire Agreement; Severability; No Party Deemed Drafter. This Agreement and the other Transaction Documents constitute the entire agreement of the parties hereto with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law or any other agreement, and this Agreement shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable in any action or proceeding on account of the amount of Performance Guarantor’s liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or any Beneficiary, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Each of the parties hereto hereby agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 14.              Expenses. In addition to the rights of indemnification granted under Section 15 hereof, whether or not the transactions contemplated hereby shall be consummated, Performance Guarantor agrees to pay promptly (a) all of each Beneficiary’s actual and reasonable costs and expenses of preparation of the Transaction Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable fees, expenses and disbursements of counsel to each Beneficiary in connection with the negotiation, preparation, execution and administration of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (c) all the actual costs and reasonable expenses of creating and perfecting security interests in favor of Administrative Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Beneficiary and of counsel providing any opinions that any Credit Party may request in respect of the Collateral, the Guaranty Collateral or security interests created pursuant to the Transaction Documents; (d) all of each Beneficiary’s actual costs and reasonable fees, expenses for, and disbursements of any of such Beneficiary’s auditors, accountants, consultants or appraisers whether internal or external, and all reasonable attorneys’ fees (including allocated costs of internal counsel and expenses and disbursements of outside counsel) incurred by each Beneficiary; (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral or the Guaranty Collateral; (f) all the actual costs and reasonable expenses of the Beneficiaries in connection with the attendance at any meetings in connection with this Agreement and the other Transaction Documents; (g) all other actual and reasonable costs and expenses incurred by each Beneficiary in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of an Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default, Amortization Event or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Beneficiary in enforcing any Guaranteed Obligations of or in collecting any payments due from Performance Guarantor or Borrower hereunder or under the other Transaction Documents by reason of such Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default, Amortization Event or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the Guaranty Collateral or the enforcement of the Transaction Documents) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings. The provisions contained in this Section 14 shall be in addition to, and not in replacement of, Section 14.04 of the Loan and Security Agreement.

Section 15.              Indemnities by Performance Guarantor. Without limiting any other rights which any Beneficiary may have hereunder or under Applicable Law, Performance Guarantor agrees to indemnify and hold harmless each Beneficiary and each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, members, managers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each a “PG Indemnified Party”) forthwith and on demand from and against any and all damages, losses, claims, liabilities and related costs and expenses (including all filing fees, if any), including reasonable attorneys’, consultants’ and accountants’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) incurred by any of them and arising out of, relating to, resulting from or in connection with: (i) any breach by Performance Guarantor of any of its obligations or duties under this Agreement or any other Transaction Document to which it is a party in any capacity; (ii) the inaccuracy of any representation or warranty made by Performance Guarantor hereunder, under any other Transaction Document to which it is a party in any capacity or in any certificate or statement delivered pursuant hereto or to any other Transaction Document to which it is a party in any capacity; (iii) the failure of any information provided to any such PG Indemnified Party by, or on behalf of, Performance Guarantor, in any capacity, to be true and correct; (iv) the material misstatement of fact or the omission of a material fact or any fact necessary to make the statements contained in any information provided to any such PG Indemnified Party by, or on behalf of, Performance Guarantor, in any capacity, not materially misleading; (v) any negligence or misconduct on Performance Guarantor’s part arising out of, relating to, in connection with, or affecting any transaction contemplated by this Agreement or any other Transaction Document; (vi) the failure by Performance Guarantor to comply with any Applicable Law, rule or regulation with respect to this Agreement, the transactions contemplated hereby, any other Transaction Document to which it is a party in any capacity, the Guaranteed Obligations or otherwise; (vii) the failure of this Agreement to constitute a legal, valid and binding obligation of Performance Guarantor, enforceable against it in accordance with its terms; (viii) any civil penalty or fine assessed by OFAC or any other Governmental Authority incurred connection with the Transaction Documents as a result of any action of Performance Guarantor or any of its Affiliates; (ix) any amounts payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement; or (x) the failure or delay of Collections of Pool Receivables to be deposited directly into a Collection Account; provided, however, notwithstanding anything to the contrary in this Section 15, Indemnified Amounts shall be excluded solely to the extent determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct on the part of such PG Indemnified Party. The indemnification provisions contained in this Section 15 shall be in addition to, and not in replacement of, Section 13.01 and Section 13.02 of the Loan and Security Agreement.

Section 16.              Nonpetition Covenant.     The Performance Guarantor agrees that prior to the date that is one year (or, if longer, the applicable preference period then in effect) and one day after the Final Payout Date, it shall not initiate against, or join any Person in initiating against, the Borrower, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any applicable federal or state bankruptcy or similar law, or the appointment of a receiver, liquidator, assignee, trustee, custodia, sequestrator or other similar official of the Borrower or any substantial part of its property or the ordering or winding up or liquidation of the affairs of the Borrower.

Section 17.              Addresses for Notices. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and e-mail) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name on Schedule A of this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by (i) facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), (ii) e-mail shall be effective when transmitted to an e-mail address and (iii) other means shall be effective when received; provided that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent and all notices from or to a Credit Party shall be sent through the Administrative Agent.

[Signatures Follow]

IN WITNESS WHEREOF, Performance Guarantor has executed this Agreement as of the date first written above.

EXELA RECEIVABLES 3 HOLDCO, LLC,
as Performance Guarantor

By:	/s/ Shrikant Sortur
Name:	Shrikant Sortur
Title:	Chief Financial Officer

ACCEPTED AND ACKNOWLEDGED, as of the date first written above.

ALTER DOMUS (US) LLC,
as Administrative Agent on behalf of the Beneficiaries

By:	/s/ Jon Kirschmeier
Name:	Jon Kirschmeier
Title:	Associate Counsel

[Signature Page to Pledge and Guaranty Agreement]

SCHEDULE A

ADDRESSES FOR NOTICE

If to Performance Guarantor:

Exela Receivables 3 Holdco, LLC

2701 E. Grauwyler Road, Irving, TX 75061

Attn:  Secretary

Email: legalnotices@exelatech.com

If to Administrative Agent:

Alter Domus (US) LLC

225 W. Washington Street, 9th Floor

Chicago, Illinois 60606

Attention: Legal Department and Lisa Schutz

Email: legal@alterdomus.com and lisa.schutz@alterdomus.com

With a copy to:

Holland & Knight LLP
150 N. Riverside Plaza, Suite 2700
Chicago, Illinois 60606

Attention: Joshua M. Spencer
Email: joshua.spencer@hklaw.com